UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OFTHE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2004

NESS ENERGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Washington	000-10301	91-1067265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 East Interstate 20, Willow Park, Texas 76087
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 817-341-1477

(Former name, former address and former fiscal year, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Summary of Change in Accountants

On February 19, 2004, with receipt of a confirmatory letter sent back to us in response, we confirmed the end of the relationship with our accountants. This was our determination, and part of our plan to appoint a new firm with both international abilities and that is located nearer to Wall Street, as the replacement.

We explained and confirmed the termination was in no way due to our dissatisfaction with their firm (prior accountants), which we found to be both experienced and professional in our dealings. We have no dispute with the prior accountant and enjoyed their services.

Management, however, believes, for this New Year of 2004, we need to work more closely with firms in the northeast, and a northeastern auditing firm with contacts overseas may be a better fit for our current and future needs, hence the need to terminate the old firm and hire a new one.

(b) Termination of Old Firm

On February 19, 2004, the firm of Weaver and Tidwell, LLP, confirmed our determination to terminate them as the principal accountants (“Former Accountants”) by letter to us dated February 17, 2004 stating they confirmed the client-auditor relationship has ceased.

There has not been any disagreements between the Company and the Former Accountant on any matter of accounting principles or practices, financial statement disclosures or auditing scopes or procedures.

On February 13, 2004 Management initiated the steps to terminate the Former Accountant, and resolved to proceed with an appointment of the new firm, the “Rosenberg Firm” (below) to act as the principal accountants, with the new engagement to include audit of this recently completed December 31, 2003, year end. On February 19, 2004, we received confirmation that the Former Accountants confirmed our determination to terminate.

There were no disagreements between the Company and the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountants would have caused them to make reference to the subject matter of the disagreement in connection with their review reports for this past year or in connection with their audit for the year ended December 31, 2002.

On February 25, 2004, the Company sent this filed report on Form 8-K to the Former Accountants, requesting their comments on the information contained herein. The anticipated responsive letter from them will be filed following receipt.

(c) New Independent Accountants

On February 19, 2004, the Company engaged the firm of Rosenberg Rich Baker Berman & Company, P.A. 380 Foothill Road, P.O Box 6483, Bridgewater, New Jersey C8807, as independent auditors of the Company for the period ending December 31, 2003. The Rosenberg Firm has over 20 years experience in international financial statement matters, and over 25 years experience as auditors, and has a full staff of accountants and support personnel including persons who are available to travel overseas.

Rosenberg Rich Baker Berman & Company, P.A., sometimes called the “Rosenberg Firm” in this document, will audit the Registrant’s financial statements for the December 31, 2003 year end. As to the Company’s two most recent fiscal years or subsequent interim period, the Company did not consult Rosenberg Rich Baker Berman & Company, P.A. regarding the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Rosenberg Rich Baker Berman & Company P.A. provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. Further, during the Company’s two most recent fiscal years or subsequent interim period, the Company did not consult the Rosenberg Firm on any matter that was the subject of disagreement or a reportable event.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (a)  Exhibits

   Item    Description

   16       Letter regarding resignation of Former Accountants. (to be filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

   NESS ENERGY INTERNATIONAL, INC.
   (Registrant)

   By: /s/ Sha Stephens, President
   (Principal Executive Officer)

   Date: 2/24/04